Exhibit (p)(2)

COLLER PRIVATE CREDIT SECONDARIES

(the "Fund")

Form of Subscription Document & Investor Certification

This certificate relates to the Fund and is given to you with respect to a potential purchase of common shares of beneficial interest in the Fund (the “Shares”). Capitalized terms not defined herein have the meaning given in the Prospectus.

ACCOUNT REGISTRATION NAME:

BROKER/CUSTODIAN ACCOUNT NUMBER (if applicable):

SUBSCRIPTION AMOUNT:                                             $

SHARE CLASS SELECTION:

Class D	Class I	Class S

I.	SUBSCRIPTION AGREEMENT

I hereby confirm that I understand and agree that should I (or the company) purchase Shares, the following conditions will apply to the ownership and transfer of the Shares:

(A)	Shares may be held only in “book entry” form registered with the Administrator, acting in its capacity as transfer agent for the Fund; and

(B)	Upon any transfer of a Share (or portion thereof) in violation of the foregoing clause (A), in addition to any other remedy that it may have, the Fund will have the right (but not the obligation) to repurchase all or a portion of any such improperly transferred Share.

I further certify that:

(A)	I understand that it may be a violation of U.S. state and/or federal law for me to provide this certification if I know that it is not true.

(B)	The undersigned, if an individual, is over 21 years old and is legally competent to execute this investor certification; the undersigned, if an entity, is duly authorized and qualified to become a Shareholder of the Fund and the individual signing this investor certification and the other documents delivered herewith on behalf of the undersigned has been duly authorized by the undersigned to do so.

(C)	The undersigned has carefully reviewed and understands the various risks of an investment in the Fund, including those summarized under “Risks” and described in greater detail elsewhere in the Prospectus; the undersigned understands that an investment in the Fund is speculative and the undersigned can afford to bear the risks of an investment in the Fund, including the risk of losing the undersigned’s entire investment.

(D)	The undersigned understands that the Adviser and the Fund are subject to conflicts of interest, including those summarized under “Conflicts of Interest” in the Prospectus.

(E)	The undersigned agrees to provide any information deemed necessary by the Fund, the Adviser or the Fund Administrator in their sole discretion to comply with their respective anti-money laundering programs, legal obligations and related responsibilities from time to time.

Form of Subscription Document & Investor Certification (continued)

(F)	The undersigned represents that it is not a Prohibited Investor. A “Prohibited Investor” includes (i) an individual, entity or organization identified on any U.S. Office of Foreign Assets Control “watch list”; (ii) a foreign shell bank; and (iii) a person or entity resident in, or whose subscription funds are transferred from or through, a jurisdiction identified as non-cooperative by the U.S. Financial Action Task Force. The undersigned represents that it does not have any affiliation of any kind with an individual, entity or organization described in (i) above.

(G)	The undersigned certifies that the funds to be invested in the Fund were not derived from any activities that may contravene U.S. or non-U.S. anti-money laundering laws or regulations.

(H)	The undersigned represents that it is not a Politically Exposed Person. A “Politically Exposed Person” is a senior foreign political figure,[1] an immediate family member of a senior foreign political figure[2] or a close associate of a senior foreign political figure.[3]

(I)	To the extent the undersigned has beneficial owners or is an intermediary subscribing for Interests on behalf of one or more investors or beneficial owners (collectively, “Owners”): (i) it has carried out thorough due diligence to establish the identities of all such Owners; (ii) based on such due diligence, the undersigned reasonably believes that no such Owners are Prohibited Investors; (iii) it has conducted enhanced due diligence on any Owner who is a Politically Exposed Person; (iv) based on such enhanced due diligence, the undersigned has no reason to believe that the funds invested by each such Politically Exposed Person involve the proceeds of official corruption; (v) it has no reason to believe that the funds invested or to be invested by Owners were derived from activities that may contravene any U.S. or non-U.S. anti-money laundering laws or regulations; (vi) it holds the evidence of such identities and status and will maintain all such evidence for at least five years from the date of the undersigned’s complete withdrawal from the Fund; and (vii) it will make available such information and any additional information requested by the Fund, the Adviser or the Fund Administrator that is required under applicable regulations, to the extent permitted by applicable law.

(J)	The undersigned understands and agrees that any repurchase proceeds paid to the undersigned will be paid to the same account from which the undersigned’s investment in the Fund was originally remitted, unless the Fund (in consultation with the Administrator), in its discretion, agrees otherwise.

(K)	I have read the Prospectus and the Statement of Additional Information of the Fund, including the investor qualification and investor eligibility provisions contained therein.

(L)	I understand that an investment in the Fund involves a considerable amount of risk and that some or all of my investment may be lost.

(M)	I understand that an investment in the Fund is appropriate only for investors who can bear the risks associated with the limited liquidity of the investment and should be viewed as a long-term investment.

(N)	I am aware of the Fund’s limited provisions for transferability and repurchase of Shares and have carefully read and understand the “Repurchase of Shares” and “Transfer Restrictions” provisions in the Prospectus, including the requirement to pay a 2.00% Early Repurchase Fee for tenders accepted by the Fund prior to the day immediately preceding the one-year anniversary of my purchase of the Shares.

(O)	I understand that the Fund, the Adviser, and their respective affiliates are relying on the certification and agreements made herein in determining my qualification for an investment in the Fund.

(P)	I understand that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make this certification, and agree to indemnify the Adviser and its affiliates and hold harmless from any liability that it may incur as a result of this certification being untrue in any respect.

1 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

2 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

3 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

Form of Subscription Document & Investor Certification (continued)

If I am acting on behalf of, or using any assets of, (i) an “employee benefit plan” as defined in and subject to the fiduciary responsibilities of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or (iii) an entity deemed to hold “plan assets” as a result of investments in the entity by such employee benefit plans or plans, I further certify, on my own behalf and on behalf of such Plan, that:

(A)	The fiduciary of the Plan who has caused the Plan to acquire Shares (i) is aware of and understands the Fund’s investment objective, policies, and strategies, (ii) has considered an investment in the Fund for such Plan in light of the risks relating thereto, as well as all other relevant investment factors, and (iii) if the Plan is subject to ERISA, has determined that, in view of such considerations, the investment in the Fund for such Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA;

(B)	The investment in the Fund by the Plan does not violate and is not otherwise inconsistent with (i) the terms of any legal document constituting the Plan, any trust agreement thereunder, or any other constituent document and (ii) if the Plan is subject to ERISA, with the terms of ERISA;

(C)	The Plan’s investment in the Fund has been duly authorized and approved by all necessary parties;

(D)	The fiduciary of the Plan who has caused the Plan to acquire the Shares (i) is authorized to make, and is responsible for, the decision for the Plan to invest in the Fund, including, if the Plan is subject to ERISA, the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the Adviser, the Distributor, each other selling agent, and each of their respective affiliates, and (iii) is qualified to make such investment decision and (iv) has not relied on any individualized advice or recommendation of the Adviser, the Distributor, any other selling agent, any of their respective affiliates, or any of their respective agents or employees as a primary basis for the decision to invest in the Shares; and

(E)	The purchase and holding of Shares by the Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code.

II.	INVESTOR QUALIFICATION & CERTIFICATION

Select one:

[For individual investors] By checking the foregoing box, I hereby certify that (check one):

(a) I have a net worth,[4] or joint net worth with my spouse or spousal equivalent[5], in excess of $1,000,000 (excluding the value of my primary residence).

(b) I have had an individual annual adjusted gross income during the last two full calendar years of in excess of $200,000 (or joint income together with my spouse or spousal equivalent in excess of $300,000) and reasonably expect to have an annual income in excess of $200,000 (or joint income together with my spouse or spousal equivalent in excess of $300,000) during the current calendar year, I have no reason to believe that my income will not remain in excess of $200,000 (or joint income in excess of $300,000) for the foreseeable future.

(c) I hold, in good standing, a FINRA Series 7, Series 82 or Series 65 license or any such other professional certification, designation or credential that has been designated by an order of the SEC as qualifying an individual for accredited investor status. Please list each such professional certification, designation or other credential held by me. As applicable, please list the FINRA member or investment adviser with which I am associated.

4 “Net worth” for these purposes means the excess of total assets at fair market value, including home furnishings and automobiles (but excluding the value of a prospective Member’s primary residence) over total liabilities. For purposes of determining the value of the primary residence to be excluded from net worth, the investor should exclude the amount by which the estimated fair market value of his or her primary residence exceeds the outstanding balance of any indebtedness secured by that primary residence. If any such indebtedness exceeds the estimated fair market value of such primary residence, the undersigned should reduce his or her net worth by the amount of any such excess indebtedness. The fair market value of a primary residence and the amount of outstanding indebtedness should be measured as of the proposed subscription date. In addition, if outstanding indebtedness secured by the undersigned’s primary residence has increased (other than as a result of the acquisition of such primary residence) in the 60-day period preceding the proposed subscription ate (i.e., due to a home equity loan), the undersigned should reduce his or her net worth by the amount of such increase.

5 “Spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Form of Subscription Document & Investor Certification (continued)

(d) I am a “family client” of a “family office” (as such terms are defined in Rule 202(a)(11)(G)–1 under the Advisers Act) and such family office has total assets under management in excess of $5,000,000, such family office was not formed for the specific purpose of acquiring the Shares and my prospective investment in the Fund is directed by a representative of such family office who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment in the Shares.

[For entities] By checking the foregoing box, I hereby certify that the entity on behalf of which I am signing either (i) has a net worth of more than $2,200,000; or (ii) all of the equity owners, unit owners and participants of the undersigned are accredited investors.

III.	ACCOUNT OWNER STRUCTURE (I hereby further certify that I agree to produce evidence to support the following certifications upon request.):

TAXABLE
☐	Individual	☐	Estate
☐	Joint Tenants in Common	☐	Trust
☐	Joint Tenants w/Rights of Survivorship	☐	C-Corp
☐	LLC (treated as a corporation for tax)	☐	S-Corp
☐	LLC (treated as a partnership for tax)	☐	General Partnership
☐	LLC (disregarded entity for tax purposes)	☐	Limited Partnership
☐	Other

TAX-EXEMPT
☐	Public Pension	☐	Profit Sharing Plan
☐	Private Pension Plan	☐	IRA
☐	Taft Hartley Plan	☐	501(c)(3)
☐	Other	☐	Charitable Trust

IV.	SUBSCRIBER INFORMATION

Account Owner or Entity’s Legal Name(s):

Account Owner SSN or EIN:

Legal Address (not a P.O. Box):

Legal City, State & Zip:

Mailing Address (if different from legal):

Mailing City, State & Zip:

E-mail:

Form of Subscription Document & Investor Certification (continued)

Beneficial Owner or Controlling Person #1 (for an entity a Controlling person can be a Trustee, General Partner, Managing Member, Director or appointed Officer):

Name:

Legal Address (if different):

Legal City, State & Zip (if different):

Social Security Number:	Date of Birth:

Phone Number:	E-mail:

Beneficial Owner or Controlling Person #2 (if applicable):

Name:

Legal Address (if different):

Legal City, State & Zip (if different):

Social Security Number:	Date of Birth:

Phone Number:	E-mail:

V.	DIVIDEND ELECTION

If you desire to participate in the Fund’s automatic dividend reinvestment program, you may continue to the next section. If you desire to elect out of the Fund’s automatic dividend reinvestment program and receive annual distributions, please check the following box and provide your wire instructions below:

☐	By checking the foregoing box, I hereby elect to (i) not automatically reinvest Distributions in Shares and (ii) receive any Distributions in cash paid by wire sent to the bank account listed below.

VI.	WIRE INSTRUCTIONS

Bank Name:

Bank Routing Number:

Account Name:

Account Number:

For Further Credit Name:

For Further Credit Number:

Form of Subscription Document & Investor Certification (continued)

VII.	FINANCIAL ADVISOR INFORMATION

Advisor Name:

Firm Name:	Branch Name/Number (if applicable):

CRD#:	Representative ID:

Phone Number:	E-mail:

Client Service Associate or operations contact:

Phone Number:	E-mail:

VIII.	ADDITIONAL CONTACTS

Please list any additional contacts you wish to be added to this account (e.g., accountants, assistants, custodians, trustees). They will receive postal copies.

Additional Contact Name:

Mailing Address:

City, State & Zip:

Email:

IX.	ELECTRONIC DELIVERY CONSENT ELECTION

I acknowledge that, as a holder of Fund Shares, I will be entitled to receive certain communications, including but not limited to prospectuses, annual and semi-annual financial reports, tender offer documents, regulatory notices (including privacy notices), investor statements, any applicable tax reporting, and certain other communications, from the Fund (collectively, the “Investor Communications”). I agree to electronic distribution of all Investor Communications via e-mail and/or website access, in lieu of mailed hardcopies. In the case of website delivery, a notice will be sent by mail and/or by e-mail to the address provided above when an Investor Communication is available for viewing online. Any additional instructions for accessing Investor Communications will be provided in the notice. I understand that a computer or other electronic device with Internet connection, a valid e-mail account and a printer that can print items from a computer or other electronic storage device will be required to access, print and retain Investor Communications received electronically. I understand that I will not receive paper copies of these electronic Investor Communications unless specifically requested, the delivery of electronic Investor Communications is prohibited or the Fund, in its sole discretion, elects to send paper copies of the materials. I also understand that I may revoke this consent to electronic delivery at any time and receive hard copies of Investor Communications instead.

Yes	No

You must register on the Fund's website to initiate e-delivery. Please contact the Adviser for instructions.

Continue to next page.

Form of Subscription Document & Investor Certification (continued)

X.	TAXPAYER IDENTIFICATION NUMBER CERTIFICATION AND SIGNATURES

Under penalties of perjury, by signature below, I certify that:

1.	The Social Security/Taxpayer ID number for the subscriber/account owner is my correct taxpayer identification number.
2.	I am not subject to backup withholding because I am exempt from backup withholding or I have not been notified by the IRS that I am subject to backup withholding as a result of failure to report all interest or dividends; or the IRS has notified me that I am no longer subject to backup withholding.
3.	I am a U.S. person (including a U.S. resident alien), as defined in IRS Form W-9.
4.	The FATCA code entered on this form (if any) indicating that the payee is exempt from FATCA reporting is correct.

Exempt payee code (if any)	Exemption from FATCA reporting code (if any)

Certification instructions.

☐	Check this box if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Subscriber's Signature	Subscriber's Signature (Joint Owner if applicable)

Subscriber's Name	Subscriber's Name (Joint Owner if applicable)

Subscriber's Title	Subscriber's Title (Joint Owner if applicable)

Date	Date

If joint ownership, all parties must sign. If fiduciary, partnership or corporation, indicate title of signatory.

We are required by state law to inform you that your property may be transferred to the appropriate state if no activity occurs in the account within the time period specified by state law.

All documentation and funding must be received generally on or before the fifth Business Day prior to the relevant subscription date, which may be extended at the Fund’s discretion (or such other acceptance date set by the Fund and notified to prospective Members prior to a subscription date). Wire instructions are available upon request. Originals are not required.

Submit Executed and Scanned Document to:

CollerCapitalTA_INQ@StateStreet.com

For Inquiries – Please call or email the Fund

Phone Number: 877-463-2189

E-mail Address: CollerCapitalTA_INQ@StateStreet.com

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